Exhibit 10.17

JANUARY 17, 2014

Herm Rosenman

Dear Herm:

Natera, Inc., (the “Company”) is pleased to offer you employment on the following terms:

1.                                      Position. Your initial title will be Chief Financial Officer, and you will have responsibility for all financial matters typically associated with that position. You will initially report to Matthew Rabinowitz, Chief Executive Officer.

2.                                      While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

3.                                      Cash Compensation. The Company will pay you an annualized base salary of $275,000. Your salary will be payable in accordance with the Company’s standard payroll schedule which currently is semi-monthly. This salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time. You will be reimbursed for pre-approved, ordinary and necessary business expenses that are submitted in accordance with the Company’s policies, as such policies are changed from time to time.

4.                                      Bonuses. You will eligible to earn an Annual Bonus of $50,000 based on milestones and objectives as agreed to by you and the CEO. This bonus will likely be based on one or more factors from personal milestone goals in the business, department milestone objectives, and Corporate milestone objectives.

5.                                      Employee Benefits and Expenses. Since you will be a regular status employee, you will be eligible to participate in all Company-sponsored benefits as of the date of such eligibility. The Company’s benefits are subject to change from time to time, and currently include medical, dental, vision and life insurance and 401k retirement plans, as well as personal time off.

6.                                      Stock Options. Subject to the approval of the Company’s Board of Directors, you will be granted an option to purchase 225,600 shares of the Company’s Common Stock. The exercise price per share will be determined by the Board of Directors when the option is granted. The option will be subject to the terms and conditions applicable to options granted under the Company’s Amended and Restated 2007 Stock Plan (the “Plan”), as described in the Plan and the applicable Stock Option Agreement. You will vest in 50% of the option shares after 12 months of continuous service, and the balance will vest in equal monthly installments over the next 12 months of continuous service, as described in the applicable Stock Option Agreement. In addition, you will vest in 50% of your remaining unvested option shares if the Company is subject to a Change in Control before your service with the Company terminates. In the event that the Employee is subject, after a Change in Control, to a termination by the Company for reasons other than Cause, then the Employee shall vest in a further 50% of any remaining unvested option shares.

“Change in Control” means (a) the consummation of a merger or consolidation of the Company with or into another entity or (b) the dissolution, liquidation or winding up of the Company. The foregoing notwithstanding, a merger or consolidation of the Company does not constitute a “Change in Control” if immediately after the merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of the continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to the merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to the merger or consolidation.

“Cause” means:

(i)                                     The unauthorized use or disclosure by the Employee of the Company’s confidential information or trade secrets;

(ii)                                  The Employee’s commission of, or plea of “guilty” or “no contest’’ to, a felony under the laws of the United States or any state thereof;

(iii)                               Employee’s gross negligence, willful misconduct or commission of an act of fraud in his dealings with the Company;

(iv)                              Abandonment or neglect of his duties by the Employee;

(v)                                 Employee’s inability to perform the essential functions of the Employee’s position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment, or death of the Employee.

6. Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

7.                                      Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. We ask that you give us thirty (30) days written notice of your termination of your employment. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Company’s Chief Executive Officer.

8.                                      Taxes. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation.

9.                                      Interpretation, Amendment and Enforcement. This letter agreement and Exhibit A constitute the complete agreement between you and the Company, contain all of the terms of your employment with the Company and supersede any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company. You agree that this letter agreement supersedes and replaces in its entirety the letter agreement between you and the Company dated December 19, 2013 which shall be void ab initio. This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by California law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in San Mateo County, California in connection with any Dispute or any claim related to any Dispute.

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We hope that you will accept our offer to join the Company. You may indicate your agreement with these terms and accept this offer by signing and dating this letter agreement and the Proprietary Information and Inventions Agreement and returning them to me. This offer, if not accepted, will expire at the close of business on January 24, 2014.

As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States, successful completion of background and reference checks.

If you have any questions, please call me at 650-249-9090.

Very truly yours,

NATERA, INC.

/s/ Matthew Rabinowitz
By: Matthew Rabinowitz
Chief Executive Officer

I have read and accept this employment offer:

/s/ Herm Rosenman
Signature of Herm Rosenman

Dated:	1/24/14

Start Date: February 10th, 2014

Attachment Exhibit A: Proprietary Information and Inventions Agreement